As filed with the Securities and Exchange Commission on August 28, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Molecular Insight Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	04-0562086
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Molecular Insight Pharmaceuticals, Inc.

160 Second Street

Cambridge, Massachusetts 02142

(617) 492-5554

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Daniel L. Peters

President and Chief Executive Officer

Molecular Insight Pharmaceuticals, Inc.

160 Second Street

Cambridge, Massachusetts 02142

(617) 492-5554

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Gabor Garai, Esquire

Foley & Lardner LLP

111 Huntington Avenue

Boston, Massachusetts 02199

Phone: (617) 342-4000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (2)
Common Stock, $0.01 par value per share	(3)	(3)	(3)	(3)
Common Stock Purchase Rights (4)
Preferred Stock, $0.01 par value per share	(3)	(3)	(3)	(3)
Debt Securities	(3)	(3)	(3)	(3)
Warrants	(3)	(3)	(3)	(3)
Stock Purchase Contracts	(3)	(3)	(3)	(3)
Stock Purchase Units	(3)	(3)	(3)	(3)
TOTAL	(3)	(3)	$250,000,000	$13,950

(1)	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of shares of preferred stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, preferred stock or debt securities, and such indeterminate number of stock purchase contracts or stock purchase units as will have an aggregate initial offering price not to exceed $250,000,000. If any debt securities are issued at an original issue discount, then the issue price, and not the principal amount, of such debt securities shall be used for purposes of calculating the aggregate initial offering price of all securities issued. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. The securities registered also include such indeterminate amounts and numbers of shares of common stock, numbers of shares of preferred stock, or principal amounts of debt securities, as may be issued upon conversion of or exchange for preferred stock or debt securities that provide for conversion or exchange, upon exercise of warrants or pursuant to the anti-dilution provisions of any such securities.

(2)	Pursuant to Rule 457(o) and General Instruction II.D. of Form S-3, which permit the registration fee to be calculated on the basis of the maximum offering price of all securities listed, the table does not specify information as to the amount of any particular security to be registered.

(3)	Not required to be included in accordance with General Instruction II.D. of Form S-3.

(4)	The common stock purchase rights are attached to and traded with the shares of common stock being registered. The value attributable to the common stock purchase rights, if any, is reflected in the value attributable to the common stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 28, 2009

PROSPECTUS

$250,000,000

of

Common Stock

Preferred Stock

Debt Securities

Warrants

Stock Purchase Contracts

Stock Purchase Units

We may from time to time offer and sell up to $250,000,000 aggregate dollar amount of common stock, preferred stock, debt securities, warrants, stock purchase contracts or stock purchase units, or any combination of these securities. This prospectus describes some of the general terms of the securities we may offer. We will specify in one or more prospectus supplements the specific terms of the securities to be offered and sold. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus prepared by or on behalf of us, together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.

Our common stock is traded on the NASDAQ Global Market under the symbol “MIPI.”

Investing in our securities involves substantial risks. Accordingly, you should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page 2 of this prospectus, and any other similar headings in the other documents that are filed by us with the United Stated Securities and Exchange Commission and incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the sale of these securities or determined or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of securities unless, to the extent required by applicable law, it is accompanied by a prospectus supplement.

The date of this prospectus is             , 2009.

i

ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus, we use the terms “Molecular,” “Molecular Insight,” “our Company,” “we,” “us,” our” and similar references to refer to Molecular Insight Pharmaceuticals, Inc. and its subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time sell common stock, preferred stock, debt securities, warrants, stock purchase contracts or stock purchase units, or any combination of these securities, in one or more primary offerings up to a total dollar amount of $250,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities, we will, to the extent required by law, provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change in any accompanying prospectus supplement or any free writing prospectus we may authorize to be delivered to you any of the information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus or any prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with any accompanying prospectus supplement and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to the primary offering of our securities.

You should read this prospectus together with the more detailed information regarding our Company, our common stock, and our financial statements and notes to those statements that appear elsewhere in this prospectus and any applicable prospectus supplement together with the additional information that we incorporate into this prospectus by reference, which we describe under the heading “Incorporation of Certain Documents By Reference.”

You should rely only on the information contained in, or incorporated by reference in, this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference in, this prospectus. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

ii

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

The Securities and Exchange Commission, or SEC, allows us to “incorporate by reference” certain information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update, supplement and/or supersede the information in this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should read the following summary together with the more detailed information regarding our Company, our common stock and our financial statements and notes to those statements appearing elsewhere in this prospectus or incorporated herein by reference.

We are a biopharmaceutical company focused on the discovery and development of innovative radiopharmaceuticals in the emerging field of molecular medicine. These novel radiopharmaceuticals will provide important improvements in disease detection and enable the delivery of radiation therapy to widespread metastatic cancers. We have focused the initial applications of our proprietary technologies in the areas of cardiology and oncology.

Due to the exquisite sensitivity of radiopharmaceutical molecular imaging (nuclear medicine), it is possible to detect disease at the cellular level, before anatomical changes occur, which are apparent in later stages of disease. Imaging the disease-related changes at the level of the cell enables early disease detection and a more sensitive means of monitoring disease progression and response to therapy compared with current imaging technologies.

We are also taking advantage of specific disease-related changes at the cellular level that occur in cancers in order to specifically deliver therapeutic radiopharmaceuticals to treat tumor cells that have spread throughout the body. The selective accumulation of radiotherapeutic compounds in cancers allows direct tumor killing while sparing normal tissues of serious toxicity. Targeted radiotherapy for widespread cancers brings a well understood and successful therapy (radiation) to the treatment of late stage cancers. Since the “therapy” is localized in the tumors and the mass of nonradioactive compound is very low, side effects may be less severe than conventional chemotherapy.

Our diagnostic radiopharmaceutical product candidate, TrofexTM, is in development for the detection of metastatic prostate cancer. Our other diagnostic radiopharmaceutical product candidate, ZemivaTM, is being developed for the diagnosis of cardiac ischemia (insufficient blood flow to the heart muscle). Our radiotherapeutic product candidates, AzedraTM and OnaltaTM, are both radiolabeled small molecules being developed for the treatment of neuroendocrine cancers. Our third radiotherapeutic product candidate, SolazedTM, is a small molecule radiotherapeutic that is being developed for the treatment of metastatic melanoma.

We have had no revenue from product sales and have funded our operations through the public and private placement of equity securities, debt financings and government grant funding. We have never been profitable and have incurred an accumulated deficit of $258.3 million from inception (January 10, 1997) through June 30, 2009.

We expect to incur significant operating losses for the next several years. Research and development expenses relating to our clinical and pre-clinical product candidates are expected to continually increase. In particular, we expect to incur increased development costs in connection with our ongoing development efforts and clinical trials.

We were incorporated in the Commonwealth of Massachusetts in 1997. Our principal executive offices are located at 160 Second Street, Cambridge, Massachusetts, 02142, and our telephone number is (617) 492-5554. Our Internet site address is www.molecularinsight.com. Any information that is included on or linked to our Internet site is not a part of this prospectus.

All references to years in this prospectus, unless otherwise noted, refer to our fiscal years, which end on December 31. For example, a reference to “2008” or “fiscal 2008” means the 12-month period that ended December 31, 2008.

We are subject to a number of risks, which you should be aware of before you decide to buy our securities. These risks are discussed more fully in the “Risk Factors” section of this prospectus.

RISK FACTORS

Investing in our securities involves substantial risks. In addition to other information contained in this prospectus and any accompanying prospectus supplement, before investing in our securities, you should carefully consider the risks described under the heading “Risk Factors”, and under the same or similar headings in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and any subsequent Quarterly Reports on Form 10-Q, and in any other documents incorporated by reference into this prospectus, as updated by our future filings with the SEC, pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. These risks are not the only ones faced by us. Without limitation, you should also carefully consider the risks noted under the caption “Forward-Looking Statements” in this prospectus. Additional risks not known or that are presently deemed immaterial could also materially and adversely affect our financial condition, results of operations, our products, business and prospects. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment. See “Where You Can Find More Information” section in this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus, other than statements that are purely historical, are forward-looking statements and are based upon management’s present expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Forward-looking statements in this prospectus include, without limitation: (1) projections of revenue, earnings, capital structure and other financial items; (2) statements of our plans and objectives; (3) statements regarding the capabilities and capacities of our business operations; (4) statements of research and development of our products and clinical trials; (5) statements of expected future economic performance; and (6) assumptions underlying statements regarding us or our business. Our actual results may differ from information contained in these forward-looking statements for many reasons, including those described in the section entitled “Risk Factors,” as well as the following:

•	changes in general economic conditions;

•	the success of our clinical trials;

•	our ability to distribute and sell our products;

•	the performance of our competitors;

•	the availability of additional funding on acceptable terms;

•	our ability to service our indebtedness, including our outstanding bonds, and increases in interest rates;

•	our ability to meet financial covenants required by our debt agreements;

•	the volatility of our stock price;

•	future sales of our common stock; and

•	the willingness of our stockholders and directors to approve mergers, acquisitions, and other business transactions.

Although we believe that the expectation reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We do not intend to update any of the forward-looking statements after the date of this prospectus or to conform these statements to actual results.

The risks described in this prospectus are not the only risks facing our Company. We do not undertake, and expressly disclaim, any obligation to update this forward-looking information, except as required under applicable law.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sales of securities offered by this prospectus for general corporate purposes or as set forth in the applicable prospectus supplement and/or other offering materials.

RATIO OF EARNINGS TO FIXED CHARGES

Our earnings were insufficient to cover fixed charges in each of the years ended December 31, 2004, 2005, 2006, 2007 and 2008 and in the six months ended June 30, 2009. Accordingly, the following table sets forth the deficiency of earnings to cover fixed charges for each of the foregoing periods. Because of the deficiency, ratio information is not applicable. Amounts shown are in thousands.

	Six Months Ended	Years Ended December 31,
	June 30, 2009	2008	2007	2006	2005	2004
Earnings:
Ratio of earnings to fixed charges	—	—	—	—	—	—
Deficiency of earnings available to cover fixed charges (1)	$(20,836)	$(57,761)	$(54,915)	$(25,941)	$(18,092)	$(8,270)

(1)	We have computed the deficiency of earnings to cover fixed charges by subtracting fixed charges from loss from operations before income taxes. Fixed charges consist of interest on all indebtedness, amortization of debt discounts and capitalized issuance costs on all indebtedness, accretion of retirement obligations costs that represents interest, and the interest component of rental expense.

DESCRIPTION OF SECURITIES TO BE OFFERED

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we so indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, about material U.S. federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more primary offerings, our common stock, preferred stock, debt securities, warrants, stock purchase contracts or stock purchase units, or any combination of the foregoing.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants, stock purchase contracts or stock purchase units, or any combination of the foregoing securities to be sold by us in a primary offering collectively as “securities.” The total dollar amount of all securities that we may issue under this prospectus will not exceed $250,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

The following description is a summary of elements of our capital stock and is subject to and qualified in its entirety by reference to the more complete descriptions set forth in our Restated Articles of Organization, as amended to date, and our Amended Restated Bylaws, and our rights agreement, copies of which have been filed with the Securities and Exchange Commission, which are incorporated by reference into this prospectus.

We will describe the specific terms of any common stock or preferred stock we may offer in more detail in a prospectus supplement relating to the offering of shares of common stock or preferred stock. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock offered under that prospectus supplement may differ from the terms described below.

Authorized Capital Stock

As of the date hereof, our authorized capital stock consists of 100,000,000 shares of common stock, $0.01 par value per share, and 15,000,000 shares of preferred stock, par value $0.01 per share. As of August 24, 2009, we had 25,243,077 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Our common stock is entitled to such dividends as may be declared from time to time by our Board of Directors in accordance with applicable law. Our ability to pay dividends is dependent upon a number of factors, including our future earnings, capital requirements, general financial condition, general business conditions and other factors. The holders of our common stock are entitled to receive dividends when and as declared by our Board of Directors out of funds legally available for dividends.

Holders of our common stock are entitled to one vote for each share of common stock held on all matters to be voted upon by stockholders and do not have cumulative voting rights. In accordance with Massachusetts law, the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present shall be the act of the stockholders. Our directors are elected by a plurality of the votes of the shares present in person or by proxy at the stockholders meeting and entitled to vote in such election.

Our common stock has no preemptive rights, no redemption or sinking fund provisions and is not liable for further call or assessment.

Upon a liquidation, dissolution or winding-up of our Company, holders of common stock would be entitled to receive a pro rata distribution per share of any net assets available after the payment of all of our debts and other liabilities. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Common Stock Purchase Rights

We have entered into a rights agreement pursuant to which each outstanding share of our common stock has attached a right to purchase one-half of one share of our common stock. Each share of our common stock subsequently issued by us prior to the expiration of the rights agreement will likewise have attached a right. Under circumstances described below, the rights will entitle the holder of the rights to purchase additional shares of our common stock. Unless the context requires otherwise, all references in this prospectus to our common stock include the accompanying rights.

Currently, the rights are not exercisable and trade with our common stock. If the rights become exercisable, then each full right, unless held by a person or group that beneficially owns more than 20% of our outstanding common stock, will initially entitle the holder to purchase one-half of one share of our common stock at a purchase price of $35.00 per full share, or $17.50 per half share, subject to adjustment. The rights will become exercisable only if a person or group has acquired, or announced an intention to acquire, 20% or more of our outstanding common stock. If any person becomes a 20% or more stockholder of the Company, then each right (subject to certain limitations) will entitle its holder to purchase, at the right’s then-current exercise price, a number of shares of common stock of the Company or the acquirer having a market value at the time of twice the right’s exercise price. The rights may be redeemed at a price of $0.001 by our Board of Directors at any time prior to the time when the rights become exercisable. Unless the rights are redeemed, exchanged or terminated earlier, they will expire on January 30, 2019. The rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on our earnings.

Preferred Stock

We are authorized to issue up to 15,000,000 shares of preferred stock, par value $0.01 per share, from time to time in one or more series. Our Board may fix the rights, preferences, privileges and restrictions of those shares, including dividend rights, conversion rights, voting rights, redemption rights, terms of sinking funds, liquidation preferences and the number of shares constituting any series or the designation of the series. Any preferred stock terms selected by our Board of Directors could decrease the amount of earnings and assets available for distribution to holders of our common stock or adversely affect the rights and power, including voting rights, of the holders of our common stock without any further vote or action by the stockholders. The rights of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued by us in the future.

The issuance of preferred stock, while providing desired flexibility in connection with possible acquisitions and other corporate purposes, could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock could also have the effect of delaying or preventing a change in control or acquisition of our Company or make removal of management more difficult.

Anti-Takeover Effects of Provisions of Our Articles of Organization and Bylaws

Our Restated Articles of Organization and our Amended and Restated Bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in our control or our management, including, but not limited to, the following:

•

Our Restated Articles of Organization provide that our Board of Directors can issue up to 15,000,000 shares of preferred stock, with any rights or preferences, including the right to approve or not approve an acquisition or other change in control;

•

Our Board of Directors is divided into three classes, with each class serving a staggered three-year term. The classification of our Board of Directors has the effect of requiring at least two annual stockholder meetings, instead of one, to replace a majority of our authorized directors, which could have the effect of delaying or preventing a change in our control or management;

•

Our Restated Articles of Organization provide that, subject to the rights of the holders of any outstanding series of preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum. In addition, our Restated Articles of Organization provide that our Board of Directors may fix the number of directors by resolution;

•	Our Restated Articles of Organization provide that our directors may not be removed without cause;

•

Our Restated Articles of Organization do not provide for cumulative voting for directors. The absence of cumulative voting may make it more difficult for stockholders who own an aggregate of less than a majority of our stock to elect any directors to our Board;

•

Our Amended and Restated Bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing and also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in management; and

•

Our Amended and Restated Bylaws provide that special meetings of the stockholders may be called only by the President or the Board of Directors or by the person designated in the written request of the holders of not less than 25% of all shares entitled to vote at the meeting.

These and other provisions contained in our Restated Articles of Organization and Amended and Restated Bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current prices, and may limit the ability of stockholders to remove our current management or approve transactions that our stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.

Additionally, as described above in the section of “Common Stock Purchase Rights,” we have entered into a rights agreement pursuant to which each outstanding share of our common stock has attached a right to purchase one-half of one share of our common stock. This purchase right attaches and trades with our common stock and could delay or discourage transactions involving an actual or potential change in control of us or our management.

Massachusetts Statutory Provisions Relating to Business Combination

We are subject to Chapter 110F of the Massachusetts General Laws, an anti-takeover law. In general, this statute prohibits a publicly-held Massachusetts corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless (i) the interested stockholder obtains the approval of the board of directors prior to becoming an interested stockholder, (ii) the interested stockholder acquires 90% of the outstanding voting stock of the corporation (excluding shares held by certain affiliates of the corporation) at the time it becomes an interested stockholder, or (iii) the business combination is approved by both the board of directors and the holders of two-thirds of the outstanding voting stock of the corporation (excluding shares held by the interested stockholder). Generally, an “interested stockholder” is a person who, together with affiliates and associates, owns (or at any time within the prior three years did own) 5% or more of the outstanding voting stock of the corporation. A “business combination” includes a merger, a stock or asset sale, and certain other transactions resulting in a financial benefit to the interested stockholders.

We are subject to Massachusetts General Laws Chapter 110D, entitled “Regulation of Control Share Acquisitions.” In general, this statute provides that any stockholder of a corporation subject to this statute who acquires 20% or more of the outstanding voting stock of a corporation may not vote such stock unless the stockholders of the corporation so authorize. The board of directors may amend our by-laws to exclude us from this statute prospectively.

NASDAQ Listing

Our common stock is listed on the NASDAQ Global Market under the symbol “MIPI.”

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. The transfer agent’s address is 59 Maiden Lane, New York, NY 10038 and its telephone number is (718) 921-8201.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement and/or other offering material may relate. The particular terms of the debt securities offered by any prospectus supplement and/or other offering material and the extent, if any, to which the provisions described in this prospectus may apply to the offered debt securities will be described in the prospectus supplement and/or other offering material relating to the offered debt securities. As used in this section, the terms “we,” “us,” “our,” and the “company” refer to Molecular Insight Pharmaceuticals, Inc., a Massachusetts corporation, and not any of its subsidiaries, unless the context requires.

Senior debt securities will be issued under an indenture between us and a U.S. banking institution named as trustee in a prospectus supplement and/or other offering material, a form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the senior debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the senior indenture. Subordinated debt securities will be issued under an indenture between us and a U.S. banking institution named as trustee in a prospectus supplement and/or other offering material, a form of which is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. The indenture relating to the subordinated debt securities, as amended or otherwise supplemented by any supplemental indentures, is referred to in this prospectus as the subordinated indenture. The senior indenture and the subordinated indenture are sometimes referred to in this prospectus collectively as the indentures, and each individually, as an indenture.

The following summaries of the material provisions of the indentures and the debt securities do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures, including the definitions of specified terms used in the indentures, and the debt securities. Wherever particular articles, sections or defined terms of an indenture are referred to, it is intended that those articles, sections or defined terms will be incorporated herein by reference, and the statement in connection with which reference is made is qualified in its entirety by the article, section or defined term in the indenture.

General

The indentures do not limit the amount of debt, either secured or unsecured, which we may issue under the indentures or otherwise. The debt securities may be issued in one or more series with the same or various maturities and may be sold at par, a premium or an original issue discount. Some of the debt securities may be issued under the applicable indenture as original issue discount securities to be sold at a substantial discount below their principal amount. Federal income tax and other considerations applicable to any original issue discount securities will be described in the related prospectus supplement and/or other offering material. We have the right to “reopen” a previous issue of a series of debt by issuing additional debt securities of such series.

The prospectus supplement and/or other offering material relating to the particular series of debt securities offered thereby will describe the following terms of the offered debt securities:

•	the title of the offered debt securities;

•	any limit upon the aggregate principal amount of the offered debt securities;

•	the date or dates (or the manner of calculating the date or dates) on which the principal of the offered debt securities is payable;

•

the rate or rates (or the manner of calculating the rate or rates) at which the offered debt securities shall bear interest, if any, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable and the regular record date for the interest payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest, if any, on the offered debt securities will be payable;

•

the period or periods within which, the price or prices at which, the currency in which, and the terms and conditions upon which the offered debt securities may be redeemed, in whole or in part, at our option;

•

our obligation, if any, to redeem or purchase the offered debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the period or periods within which, the price or prices in the currency at which, the currency in which, and the terms and conditions upon which the offered debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations in which the offered debt securities shall be issuable if other than denominations of $1,000 and any integral multiple thereof;

•

if other than the currency of the United States of America, the currencies in which payments of interest or principal of (and premium, if any, with respect to) the offered debt securities are to be made;

•

if the interest on or principal of (or premium, if any, with respect to) the offered debt securities are to be payable, at our election or at the election of a holder thereof or otherwise, in a currency other than that in which such debt securities are payable, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which such debt securities are denominated or stated to be payable and the currency in which such debt securities or any of them are to be so payable;

•

whether the amount of payments of interest on or principal of (or premium, if any, with respect to) the offered debt securities of such series may be determined with reference to an index, formula or other method (which index, formula or other method may be based, without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

•

the extent to which any offered debt securities will be issuable in permanent global form, the manner in which any payments on a permanent global debt security will be made, and the appointment of any depository relating thereto;

•	the inapplicability of specified provisions relating to discharge and defeasance described in this prospectus with respect to the offered debt securities;

•	any covenants with respect to the offered debt securities of such series;

•

any deletions from, modifications of or additions to the events of default with respect to the offered debt securities of such series, whether or not such events of default are consistent with the events of default set forth herein;

•	if any of the offered debt securities are to be issuable upon the exercise of warrants, and, if so, the time, manner and place for such debt securities to be authenticated and delivered;

•

the terms of any right to convert the offered debt securities of such series into, or exchange the debt securities for, our common stock or other securities or property or cash in lieu of our common stock or other securities or property, or any combination thereof; and

•	any other terms of the series (which terms shall not be inconsistent with the provisions of the related indenture).

Payments

Unless otherwise indicated in any prospectus supplement and/or other offering material, principal of and premium, if any, and interest, if any, on the offered debt securities will be payable, and transfers of the offered debt securities will be registrable, at the corporate trust office of the trustee. Alternatively, at our option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the debt security register.

Denominations, Registration and Transfer

Unless otherwise indicated in any prospectus supplement and/or other offering material, the offered debt securities will be issued only in fully registered form without coupons in denominations of $1,000 or any integral multiple of $1,000, or the equivalent in foreign currency. No service charge will be made for any registration of transfer or exchange of offered debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

If the purchase price of any of the offered debt securities is denominated in a foreign currency or currencies or if the principal of, premium, if any, or interest, if any, on any series of offered debt securities is payable in a foreign currency or currencies, the restrictions, elections, tax consequences, specific terms and other information with respect to the issue of offered debt securities and the foreign currency or currencies will be described in the related prospectus supplement and/or other offering material.

We will not be required to issue, register the transfer of, or exchange debt securities of any series during the period from 15 days prior to the mailing of a notice of redemption of debt securities of that series to the date the notice is mailed. We will also not be required to register the transfer of or exchange any debt security so selected for redemption, except the unredeemed portion of any debt security being redeemed in part.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common stock, preferred stock or depositary shares, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement and/or other offering material. Terms may include provisions for conversion or exchange that is either mandatory, at the option of the holder, or at our option. The number of shares of common stock, preferred stock or depositary shares to be received by the holders of the debt securities will be calculated in the manner, according to the factors and at the time as described in the related prospectus supplement and/or other offering material.

Merger

Each indenture provides that we may, without the consent of the holders of debt securities, consolidate with, or sell, lease or convey all or substantially all of our assets to, or merge into any other corporation, provided that:

•	immediately after giving effect to the transaction, no default under the applicable indenture has occurred and is continuing;

•	the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof; and

•

the successor corporation expressly assumes the due and punctual payment of the principal of and premium, if any, and interest on all debt securities, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the applicable indenture to be performed by us.

In addition, we must provide to the trustee an opinion of legal counsel that any such transaction and any assumption by a successor corporation complies with the applicable provisions of the indenture and that we have complied with all conditions precedent provided in the indenture relating to such transaction.

Other than the covenants set forth in any accompanying prospectus supplement and/or other offering material, neither indenture contains any covenants or other provisions designed to afford holders of the debt securities protection in the event of a takeover, recapitalization or a highly leveraged transaction involving us.

Modification of the Indentures

With the consent of the holders of more than 50% in aggregate principal amount of any series of debt securities then outstanding under the applicable indenture, waivers, modifications and alterations of the terms of either indenture may be made which affect the rights of the holders of the series of debt securities. However, no modification or alteration may, without the consent of all holders of any series of debt securities then outstanding affected thereby:

•	extend the fixed maturity of any debt security of that series;

•	reduce the rate or extend the time of payment of interest thereon;

•	reduce the principal amount thereof or any premium thereon;

•	make the principal thereof or interest or premium thereon payable in any coin or currency other than that provided in the debt securities; or

•	reduce the percentage of debt securities of that series, the holders of which are required to consent to:

•	any supplemental indenture;

•	rescind and annul a declaration that the debt securities of that series are due and payable as a result of the occurrence of an event of default;

•	waive any past event of default under the applicable indenture and its consequences; and

•	waive compliance with other specified provisions of the applicable indenture.

In addition, as described in the description of “Events of Default” set forth below, holders of more than 50% in aggregate principal amount of the debt securities of any series then outstanding may waive past events of default in specified circumstances and may direct the trustee in enforcement of remedies.

We and the trustee may, without the consent of any holders, modify and supplement the applicable indenture:

•

to evidence the succession of another corporation to us under the applicable indenture, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of us pursuant to the applicable indenture;

•

to add to the covenants applicable to us such further covenants, restrictions, conditions or provisions as our board of directors and the trustee shall consider to be for the protection of the holders of debt securities of any or all series, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions a default or event of default with respect to such series permitting the enforcement of all or any of the several remedies provided in the applicable indenture; provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the trustee upon such default;

•

to cure any ambiguity or to correct or supplement any provision contained in the applicable indenture or in any supplemental indenture which may be defective or inconsistent with any other provision contained in the indenture or in any supplemental indenture;

•	to convey, transfer, assign, mortgage or pledge any property to or with the trustee;

•	to make other provisions in regard to matters or questions arising under the applicable indenture as shall not adversely affect the interests of the holders;

•

to evidence and provide for the acceptance of appointment by another corporation as a successor trustee under the applicable indenture with respect to one or more series of debt securities and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to modify, amend or supplement the applicable indenture in such a manner as to permit the qualification of any supplemental indenture under the Trust Indenture Act of 1939 as then in effect, except that nothing contained in the indentures shall permit or authorize the inclusion in any supplemental indenture of the provisions referred to in Section 316(a)(2) of the Trust Indenture Act of 1939;

•

to provide for the issuance under the applicable indenture of debt securities in coupon form (including debt securities registrable as to principal only) and to provide for exchangeability of such debt securities with debt securities of the same series issued hereunder in fully registered form and to make all appropriate changes for such purpose;

•

to change or eliminate any of the provisions of the applicable indenture; provided, however, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; and

•	to establish any additional form of debt security and to provide for the issuance of any additional series of debt securities.

Covenant Defeasance and Satisfaction and Discharge of a Series

Covenant Defeasance of any Series

If we deposit with the trustee, in trust, at or before maturity or redemption:

•	lawful money;

•

direct obligations of the government which issued the currency in which the debt securities of a series are denominated, or obligations of a person controlled or supervised by and acting as an agency or instrumentality of such government and which obligations are guaranteed by such government (which direct or guaranteed obligations are full faith and credit obligations of such government, are denominated in the currency in which the debt securities of such series are denominated and which are not callable or redeemable at the option of the issuer there) in an amount and with a maturity so that the proceeds therefrom will provide funds; or

•	a combination thereof,

in each case in an amount sufficient, after payment of all federal, state and local taxes in respect thereof payable by the trustee, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, to pay when due the principal, premium, if any, and interest to maturity or to the redemption date, as the case may be, with respect to any series of debt securities then outstanding, and any mandatory sinking fund payments or similar payments or payment pursuant to any call for redemption applicable to such debt securities of such series on the day on which such payments are due and payable in accordance with the terms of the applicable indenture and such debt securities, then the provisions of the applicable indenture would no longer be effective as to the debt securities to which such deposit relates, including the restrictive covenants described in any prospectus supplement relating to such debt securities, except as to:

•

our obligation to duly and punctually pay the principal of and premium, if any, and interest on the series of debt securities if the debt securities are not paid from the money or securities held by the trustee;

•	certain of the events of default described under “Events of Default” below; and

•

other specified provisions of the applicable indenture including, among others, those relating to registration, transfer and exchange, lost or stolen securities, maintenance of place of payment and, to the extent applicable to the series, the redemption and sinking fund provisions of the applicable indenture.

Defeasance of debt securities of any series is subject to the satisfaction of specified conditions, including, among others, the absence of an event of default at the date of the deposit and the perfection of the holders’ security interest in the deposit.

Satisfaction and Discharge of any Series

Upon the deposit of money or securities contemplated above and the satisfaction of specified conditions, the provisions of the applicable indenture (excluding the exceptions discussed above under the heading “Covenant Defeasance of any Series”) would no longer be effective as to the related debt securities, we may cease to comply with our obligation to pay duly and punctually the principal of and premium, if any, and interest on a particular series of debt securities, the events of default in the applicable indenture no longer would be effective as to such debt securities and thereafter the holders of the series of debt securities will be entitled only to payment out of the money or securities deposited with the trustee.

The specified conditions include, among others, except in limited circumstances involving a deposit made within one year of maturity or redemption:

•	the absence of an event of default at the date of deposit or on the 91st day thereafter;

•

our delivery to the trustee of an opinion of nationally-recognized tax counsel, or our receipt or publication of a ruling by the Internal Revenue Service, to the effect that holders of the debt securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and discharge, and the holders will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and discharge had not occurred; and

•

that we receive an opinion of counsel to the effect that the satisfaction and discharge will not result in the delisting of the debt securities of that series from any nationally-recognized exchange on which they are listed.

Events of Default

Unless otherwise provided in any supplemental indenture, as to any series of debt securities, an event of default is defined in the applicable indenture as being:

•	failure to pay any interest on the debt securities of that series when due, which failure continues for 30 days;

•	failure to pay principal or premium, if any, with respect to the debt securities of that series when due, which failure continues for 5 days;

•	failure to pay or satisfy any sinking fund payment or similar obligation with respect to debt securities of that series when due, which failure continues for 30 days;

•

failure to observe or perform any other covenant, warranty or agreement in the applicable indenture or debt securities of that series, other than a covenant, warranty or agreement, a default in whose performance or whose breach is specifically dealt with in the section of the applicable indenture governing events of default, if the failure continues for 90 days after written notice by the trustee or the holders of not less than 50% in aggregate principal amount of the debt securities of that series then outstanding;

•	specified events of bankruptcy, insolvency, receivership or reorganization; or

•	any other event of default provided with respect to debt securities of that series.

Notice and Declaration of Defaults

So long as the debt securities of any series remain outstanding, we will be required to furnish annually to the trustee a certificate of one of our corporate officers stating whether, to the best of such officer’s knowledge, we are in default under any of the provisions of the applicable indenture, and specifying all defaults, and the nature thereof, of which such officer has knowledge. We will also be required to furnish to the trustee copies of specified reports filed by us with the SEC.

Each indenture provides that the trustee will, within 90 days after the occurrence of a default with respect to any series for which there are debt securities outstanding which is continuing, give to the holders of those debt securities notice of all uncured defaults known to it, including events specified above without grace periods. Except in the case of default in the payment of principal, premium, if any, or interest on any of the debt securities of any series or the payment of any sinking fund installment on the debt securities of any series, the trustee may withhold notice to the holders if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If a specified event of bankruptcy, insolvency, receivership, or reorganization occurs and is continuing, then the principal amount of (or, if the debt securities of that series are original issue discount debt securities, such portion of the principal amount as may be specified in their terms as due and payable upon acceleration) and any accrued and unpaid interest on that series will immediately become due and payable without any declaration or other act on the part of the trustee or any holder. If any other event of default occurs and is continuing, the trustee or the holders of not less than 50% in aggregate principal amount of the outstanding debt securities of any series may declare the debt securities of that series immediately due and payable. In some cases, the holders of a majority in principal amount of the debt securities of any series then outstanding may waive any past default and its consequences, except a default in the payment of principal, premium, if any, or interest, including sinking fund payments.

Actions upon Default

Subject to the provisions of the applicable indenture relating to the duties of the trustee in case an event of default with respect to any series of debt securities occurs and is continuing, the applicable indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the applicable indenture at the request, order or direction of any of the holders of debt securities outstanding of any series unless the holders have offered to the trustee reasonable indemnity. The right of a holder to institute a proceeding with respect to the applicable indenture is subject to conditions precedent including notice and indemnity to the trustee, but the holder has a right to receipt of principal, premium, if any, and interest on their due dates or to institute suit for the enforcement thereof, subject to specified limitations with respect to defaulted interest.

The holders of a majority in principal amount of the debt securities outstanding of the series in default will have the right to direct the time, method and place for conducting any proceeding for any remedy available to the trustee, or exercising any power or trust conferred on the trustee. Any direction by the holders will be in accordance with law and the provisions of the related indenture, provided that the trustee may decline to follow any such direction if the trustee determines on the advice of counsel that the proceeding may not be lawfully taken or would be materially or unjustly prejudicial to holders not joining in the direction. The trustee will be under no obligation to act in accordance with the direction unless the holders offer the trustee reasonable security or indemnity against costs, expenses and liabilities which may be incurred thereby.

Ranking

The senior debt securities will be our senior, unsecured and unsubordinated obligations, ranking equally and ratably with all our other existing and future senior, unsecured and unsubordinated obligations. The senior debt securities will be effectively subordinated to all of our existing and future secured indebtedness.

Except as set forth in the related prospectus supplement and/or other offering material, the subordinated debt securities will be subordinated, in right of payment, to the prior payment in full of the senior indebtedness, including the senior debt securities, whether outstanding at the date of the subordinated indenture or thereafter incurred, assumed or guaranteed. The term “senior indebtedness” means:

•	the principal, premium, if any, and unpaid interest on indebtedness for money borrowed;

•	purchase money and similar obligations;

•	obligations under capital leases;

•	guarantees, assumptions or purchase commitments relating to, or other transactions as a result of which we are responsible for the payment of, indebtedness of others;

•	renewals, extensions and refunding of any senior indebtedness;

•	interest or obligations in respect of any senior indebtedness seeming after the commencement of any insolvency or bankruptcy proceedings; and

•

obligations associated with derivative products, including interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, and similar arrangements unless, in each case, the instrument by which we incurred, assumed or guaranteed the indebtedness or obligations described in the foregoing clauses expressly provides that the indebtedness or obligation is not senior in right of payment to the subordinated debt securities.

Upon any distribution of our assets in connection with any dissolution, winding up, liquidation or reorganization of our Company, whether in a bankruptcy, insolvency, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of our assets and liabilities or otherwise, except a distribution in connection with a merger or consolidation or a conveyance or transfer of all or substantially all of our properties in accordance with the subordinated indenture, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

In the event that a payment default occurs and is continuing with respect to the senior indebtedness, the holders of all senior indebtedness will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities. In the event that the principal of the subordinated debt securities of any series is declared due and payable pursuant to the subordinated indenture and that declaration is not rescinded and annulled, the holders of all senior indebtedness outstanding at the time of the declaration will first be entitled to receive payment of the full amount due on the senior indebtedness, or provision will be made for that payment in money or money’s worth, before the holders of any of the subordinated debt securities are entitled to receive any payment in respect of the subordinated debt securities.

This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional senior indebtedness in the subordinated indenture.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee or its affiliates under the senior indenture or the trustee or its affiliates under the subordinated indenture.

The indentures and provisions of the Trust Indenture Act of 1939, that are incorporated by reference therein, contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined under the Trust Indenture Act of 1939), it must eliminate such conflict or resign.

Book-Entry Delivery and Settlement

We will issue the debt securities in whole or in part in the form of one or more global certificates, which we refer to as global securities. We will deposit the global securities with or on behalf of The Depository Trust Company, which we refer to as DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global securities may be held through the Euroclear System , which we refer to as Euroclear, and Clearstream Banking, S.A., which we refer to as Clearstream (as indirect participants in DTC).

We have provided the following descriptions of the operations and procedures of DTC, Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of DTC, Euroclear and Clearstream and are subject to change by them from time to time. Neither we, any underwriter nor the trustee take any responsibility for these operations or procedures, and you are urged to contact DTC, Euroclear or Clearstream directly to discuss these matters.

DTC has advised us that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934;

•

DTC holds securities that its direct participants deposit with DTC and facilitates the settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates;

•	Direct participants include securities brokers and dealers, trust companies, clearing corporations and other organizations;

•	DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned by the users of its regulated subsidiaries;

•

Access to the DTC system is also available to indirect participants such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly; and

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We expect that under procedures established by DTC:

•

Upon deposit of the global securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global securities; and

•

Ownership of the debt securities will be shown on, and the transfer of ownership of the debt securities will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

Investors in the global securities who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are participants in such system. Euroclear and Clearstream may hold interests in the global securities on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as depository of Clearstream. All interests in a securities, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some jurisdictions require that purchasers of securities take physical delivery of those securities in the form of a certificate. For that reason, it may not be possible to transfer interests in a global security to those persons. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in a global security to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of that interest, may be affected by the lack of a physical definitive security in respect of that interest.

So long as DTC or its nominee is the registered owner of a global security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture and under the debt securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by that global security registered in their names, will not receive or be entitled to receive the debt securities in the form of a physical certificate and will not be considered the owners or holders of the debt securities under the applicable indenture or under the debt securities, and may not be entitled to give the trustee directions, instructions or approvals. For that reason, each holder owning a beneficial interest in a global security must rely on DTC’s procedures and, if that holder is not a direct or indirect participant in DTC, on the procedures of the DTC participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or the global security.

Neither we nor the trustee will have any responsibility or liability for any aspect of DTC’s records relating to the debt securities or relating to payments made by DTC on account of the debt securities, or any responsibility to maintain, supervise or review any of DTC’s records relating to the debt securities.

We will make payments on the debt securities represented by the global securities to DTC or its nominee, as the registered owner of the debt securities. We expect that when DTC or its nominee receives any payment on the debt securities represented by a global security, DTC will credit participants’ accounts with payments in amounts proportionate to their beneficial interests in the global security as shown in DTC’s records. We also expect that payments by DTC’s participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. DTC’s participants will be responsible for those payments.

Payments on the debt securities represented by the global securities will be made in immediately available funds. Transfers between participants in DTC will be made in accordance with DTC’s rules and will be settled in immediately available funds.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global security in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global securities and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction. However, if there is an event of default under the notes, DTC reserves the right to exchange the global securities for certificated notes, and to distribute such notes to its participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the company, the trustee or any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Securities for Certificated Securities

We will issue certificated debt securities to each person that DTC identifies as the beneficial owner of debt securities represented by the global securities upon surrender by DTC of the global securities only if:

•	DTC notifies us that it is no longer willing or able to act as a depository for the global securities, and we have not appointed a successor depository within 90 days of that notice;

•	An event of default with respect to the debt securities has occurred and is continuing; or

•	We decide not to have the debt securities represented by a global security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee, including instructions about the registration and delivery, and the respective principal amounts, of the debt securities to be issued.

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the global securities (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the global securities holder. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the global securities are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The company expects that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global securities by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of debt securities, common stock, preferred stock or other securities. Warrants may be issued independently or together with debt securities, common stock or preferred stock offered by any prospectus supplement and/or other offering material and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement and/or other offering material relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

Reference is made to the prospectus supplement and/or other offering material relating to the particular issue of warrants offered pursuant to such prospectus supplement and/or other offering material for the terms of and information relating to such warrants, including, where applicable:

•

the designation, aggregate principal amount, currencies, denominations and terms of the series of debt securities purchasable upon exercise of warrants to purchase debt securities and the price at which such debt securities may be purchased upon such exercise;

•

the number of shares of common stock purchasable upon the exercise of warrants to purchase common stock and the price at which such number of shares of common stock may be purchased upon such exercise;

•

the number of shares and series of preferred stock purchasable upon the exercise of warrants to purchase preferred stock and the price at which such number of shares of such series of preferred stock may be purchased upon such exercise;

•

the designation and number of units of other securities purchasable upon the exercise of warrants to purchase other securities and the price at which such number of units of such other securities may be purchased upon such exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	U.S. federal income tax consequences applicable to such warrants;

•	the number of warrants outstanding as of the most recent practicable date; and

•	any other terms of such warrants.

Warrants will be issued in registered form only. The exercise price for warrants will be subject to adjustment in accordance with the applicable prospectus supplement and/or other offering material.

Each warrant will entitle the holder thereof to purchase such principal amount of debt securities or such number of shares of common stock, preferred stock or other securities at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement and/or other offering material relating to the warrants, which exercise price may be subject to adjustment upon the occurrence of certain events as set forth in such prospectus supplement and/or other offering material. After the close of business on the expiration date, or such later date to which such expiration date may be extended by us, unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised shall be specified in the prospectus supplement and/or other offering material relating to such warrants.

Prior to the exercise of any warrants to purchase debt securities, common stock, preferred stock or other securities, holders of such warrants will not have any of the rights of holders of debt securities, common stock, preferred stock or other securities, as the case may be, purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture, or to receive payments of dividends, if any, on the common stock or preferred stock purchasable upon such exercise, or to exercise any applicable right to vote.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement and/or other offering material relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think is important about the stock purchase contracts or the stock purchase units.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus in one or more of the following ways from time to time, including without limitation:

•	to or through underwriters or dealers for resale to the purchasers;

•	directly to one or more purchasers;

•	through agents or dealers to the purchasers; or

•	through a combination of any of these methods of sale.

A prospectus supplement with respect to each series of securities will state the terms of the offering of the securities, including:

•	the terms of the offering;

•	the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any delayed delivery arrangements;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

If we use underwriters or dealers in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including:

•	privately negotiated transactions;

•	at a fixed public offering price or prices, which may be changed;

•	in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us of those securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

The securities may also be offered and sold, if so indicated in a prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. A prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

If indicated in the applicable prospectus supplement, we may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we pay for solicitations of these delayed delivery contracts.

If underwriters are used in the sale of any securities, the securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Foley & Lardner LLP. The validity of the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance of any securities. The opinions of Foley & Lardner LLP and counsel for any underwriters or agents may be subject to other conditions and assumptions, as indicated in the prospectus supplement and/or other offering materials.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, (which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (“FASB”) Interpretation 48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, effective January 1, 2007, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended. In accordance with the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the Public Reference Room of the SEC at 100 F Street NE, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings are also available on the SEC’s website. The address of this site is http://www.sec.gov.

We have filed with the SEC a registration statement (which term includes all amendments, exhibits, and schedules thereto) on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement. This prospectus does not contain all the information set forth in the registration statement because certain information has been incorporated into the registration statement by reference in accordance with the rules and regulations of the SEC. Please review the documents incorporated by reference for a more complete description of the matters to which such documents relate. The registration statement may be inspected at the public reference facilities maintained by the SEC at 100 F Street NE, Washington, D.C. 20549 and is available to you on the SEC’s web site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC, which means that:

•	we can disclose important information to you by referring you to those documents;

•	the information incorporated by reference is considered to be part of this prospectus; and

•	information we file later with the SEC will automatically update and supersede the information contained in this prospectus.

We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below and any documents that we file in the future with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the completion of the offering of the securities pursuant to this prospectus (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (as filed with the SEC on March 13, 2009);

•	our Definitive Proxy Materials for an annual meeting of stockholders to be held May 11, 2009 (as filed with the SEC on April 9, 2009);

•	our Quarterly Reports on Form 10-Q filed on May 11, 2009 and August 7, 2009, respectively;

•

our Current Reports on Form 8-K filed on January 5, 2009, February 2, 2009, March 16, 2009, March 27, 2009, May 11, 2009, May 15, 2009, June 5, 2009, August 5, 2009, August 10, 2009, and August 11, 2009, respectively;

•	the description of our capital stock contained in our Registration Statement on Form 8-A filed on January 30, 2007 and any amendments or reports filed for the purpose of updating such description; and

•

the description of our common stock purchase rights contained in our Registration Statement on Form 8-A filed on February 2, 2009 and any amendments or reports filed for the purpose of updating such description.

Any statement contained in a document we incorporate by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus except as so modified or superseded.

Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future current report on Form 8-K that we file with the SEC, unless otherwise specified in such report, is not incorporated by reference in this prospectus.

We will promptly provide, without charge to you, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to those documents, unless the exhibits are specifically incorporated by reference in those documents. Requests should be directed to:

Molecular Insight Pharmaceuticals, Inc.

160 Second Street

Cambridge, Massachusetts 02142

(617) 492-5554

Attention: Vice President and General Counsel

You can also find the above-referenced filings on our website at www.molecularinsight.com. Except as provided above, no other information, including information on our internet site, is incorporated by reference in this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts are estimates.

Securities and Exchange Commission filing fee	$13,950
Accounting fees and expenses	$14,000
Legal fees and expenses	$(1)
Printing and Miscellaneous	$(1)
Transfer agent and registrar fees	$(1)
Trustee fees and expenses	$(1)
Miscellaneous	$(1)

TOTAL EXPENSES	$(1)

(1)	The amount of securities and number of offerings are indeterminable, and the expenses cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

We are a Massachusetts corporation. Section 2.02 of the Massachusetts Business Corporation Act, or MBCA, permits a corporation to eliminate or limit the personal liability of a director for monetary damages for violations of the director’s fiduciary duty, except for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) any transaction from which a director derived an improper personal benefit, or (iv) authorizing unauthorized distributions and for making loans to directors, officers and certain stockholders.

Section 8 of the MBCA provides that a corporation may indemnify directors, officers, employees and other agents and persons who serve at its request as directors, officers, employees or agents of another organization or who serve at its request in any capacity with respect to any employee benefit plan, to the extent specified or authorized by the articles of organization, any bylaw adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of any undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under Section 8 which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization or no longer serves with respect to such employee benefit plan. No indemnification shall be provided, however, for any person with respect to any matter where there is a court determination that such person, in the matter in question, did not act in good faith in the reasonable belief that his action was in the best interest of the corporation or, to the extent that the matter relates to service with respect to an employee benefit plan, that such person did not act in the best interest of the participants or beneficiaries of such employee benefit plan.

In addition to the indemnification granted to officers and directors under the MBCA, we have also adopted provisions in our Restated Articles of Organization providing that our directors, officers, employees, and agents shall be indemnified to the fullest extent permitted by Massachusetts law. Article VI of our Restated Articles of Organization provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the MBCA, as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith.

The right to indemnification conferred in our Restated Articles of Organization includes, in the case of a director or officer at the level of vice president or above, and in the case of any other officer or any employee may include (in the discretion of the Board of Directors), the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. The rights to indemnification and to the advancement of expenses conferred in our Restated Articles of Organization continue as to an indemnitee who has ceased to be a director, officer, employee or agent and inure to the benefit of the indemnitee’s heirs, executors and administrators.

Additionally, the Amended and Restated Bylaws permit us to secure insurance on behalf of any officer, director, employee, or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our articles of organization or bylaws permit such indemnification. We have obtained such insurance.

In so far as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 16.	Exhibits.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining any liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Trust Indenture Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, and Commonwealth of Massachusetts, on this 28th day of August, 2009.

MOLECULAR INSIGHT PHARMACEUTICALS, INC.

By:	/s/ Daniel L. Peters
Daniel L. Peters President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Daniel L. Peters and Charles H. Abdalian, Jr. his or her true and lawful attorneys-in-fact and agents, and each of them, with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Daniel L. Peters Daniel L. Peters	President and Chief Executive Officer (Principal Executive Officer); Director	August 28, 2009

/s/ John Babich, Ph.D. John Babich, Ph.D.	Executive Vice President, Chief Scientific Officer and President of Research and Development; Director	August 28, 2009

/s/ Charles H. Abdalian, Jr. Charles H. Abdalian, Jr.	Vice President of Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 28, 2009

/s/ Joseph Limber Joseph Limber	Director; Chairman of the Board	August 28, 2009

Signature	Title	Date

/s/ David Epstein David Epstein	Director	August 28, 2009

/s/ Daniel Frank Daniel Frank	Director	August 28, 2009

/s/ Yvonne Greenstreet, M.D. Yvonne Greenstreet, M.D.	Director	August 28, 2009

/s/ Scott Gottlieb, M.D. Scott Gottlieb, M.D.	Director	August 28, 2009

/s/ Anthony F. Martin, Ph.D. Anthony F. Martin, Ph.D.	Director	August 28, 2009

/s/ David M. Stack David M. Stack	Director	August 28, 2009

/s/ Lionel Sterling Lionel Sterling	Director	August 28, 2009

/s/ Harry Stylli, Ph.D. Harry Stylli, Ph.D.	Director	August 28, 2009

EXHIBIT INDEX

Number	DESCRIPTION OF DOCUMENT

1.1*	Form of Underwriting Agreement.

3.1	Restated Articles of Organization, filed May 30, 2006, as amended by Articles of Amendment, filed September 7, 2006 (incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed with the Commission, as amended (Registration No. 333-129570), as declared effective on February 1, 2007).

3.2	Amended and Restated Bylaws (incorporated herein by reference Exhibit 3.2 to the Registration Statement on Form S-1 filed with the Commission, as amended (Registration No. 333-129570), as declared effective on February 1, 2007).

4.1	Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q filed on August 7, 2009).

4.2	Rights Agreement (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on February 2, 2009).

4.3	Indenture between the Company and the Bank of New York dated as of November 16, 2007 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed on November 16, 2007).

4.4	Form of Warrant between the Company and bond holders (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed on November 16, 2007).

4.5	Amended and Restated Registration Rights Agreement ((incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K filed on November 16, 2007).

4.6	Form of Senior Indenture.

4.7*	Form of Senior Debt Securities

4.8	Form of Subordinated Indenture

4.9*	Form of Subordinated Debt Securities

4.10*	Form of Warrant.

4.11*	Form of Warrant Agreement.

4.12*	Form of Stock Purchase Contract.

5.1	Legal Opinion of Foley & Lardner LLP (including consent of counsel).

12.1	Computation of Ratio of Earnings to Fixed Charges.

23.1	Consent of Deloitte & Touche, LLP.

23.2	Consent of Foley & Lardner LLP (filed as part of Exhibit 5.1).

24.1	Power of Attorney (included on the signature page to this Registration Statement).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee under the Senior Indenture.

25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Trustee under the Subordinated Indenture.

*	To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this Registration Statement.

**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act at the time of an offering of debt securities.